UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 1, 2017

SPARTAN MOTORS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	0-13611 (Commission File No.)	38-2078923 (IRS Employer Identification No.)

1541 Reynolds Road, Charlotte, Michigan (Address of Principal Executive Offices)	48813 (Zip Code)

517-543-6400

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On January 5, 2017, Spartan Motors, Inc. filed a Current Report on Form 8-K to report that its wholly owned subsidiary, Spartan Motors USA, Inc., had completed its acquisition of essentially all of the assets and certain liabilities of Smeal Fire Apparatus Co., Smeal Properties, Inc., Ladder Tower Co., and U.S. Tanker Co. (collectively, “Smeal”) pursuant to an Asset Purchase Agreement dated December 12, 2016 (the “Purchase Agreement”). This amendment is being filed to amend and supplement Item 9.01 of the Form 8-K filed on January 5, 2017 to include the financial statements and pro forma financial information required by parts (a) and (b) of Item 9.01 of form 8-K.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

Audited financial statements for Smeal Fire Apparatus Co. and Subsidiaries for the years ended December 31, 2016 and 2015, the six months ended December 31, 2014 and the year ended June 30, 2014.

(b)	Pro Forma Financial Information

Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2016 and Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2016.

(d)	Exhibits

Exhibit No.	Description

23.1	Consent of independent auditor.

99.1	Audited financial statements for Smeal Fire Apparatus Co. and Subsidiaries for the years ended December 31, 2016 and 2015.

99.2	Audited financial statements for Smeal Fire Apparatus Co. and Subsidiaries for the six months ended December 31, 2014 and the year ended June 30, 2014.

99.3	Unaudited pro forma condensed combined balance sheet as of December 31, 2016, and unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTAN MOTORS, INC.

Dated: March 16, 2017	/s/ Frederick J. Sohm
By: Frederick J. Sohm
Its: Chief Financial Officer

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